                                                                 EXHIBIT 10.14
                                                                 Execution Copy








                                 LOAN AGREEMENT

                                     BETWEEN

                               LAM FUNDING, L.L.C.

                                       AND

                      BORROWER AND GUARANTY/MAXCO, INC.
                          (AS SPECIFIED IN SCHEDULE I)


                                   RELATING TO

                               LAM FUNDING, L.L.C.
                               LOAN PROGRAM NOTES
                            (VARIABLE RATE SERIES A)


                          DATED AS OF DECEMBER 1, 1997



The interest of LAM Funding, L.L.C., the Obligor, subject to certain specified exclusions in this Loan Agreement, has been assigned to Michigan National Bank, as Trustee under a Master Trust Indenture dated as of December 1, 1997.

                                TABLE OF CONTENTS

         ARTICLE I DEFINITIONS...............................................................................Page 1
                  Section 1.1. Definitions...................................................................Page 1
                  Section 1.2. Rules of Interpretation.......................................................Page 3
                  Section 1.3. Headings......................................................................Page 3

         ARTICLE II REPRESENTATIONS..........................................................................Page 3
                  Section 2.1. Representations of the Obligor................................................Page 3
                  Section 2.2. Representations of the Borrower...............................................Page 4

         ARTICLE III ISSUANCE OF THE NOTES; USE OF PROCEEDS..................................................Page 5
                  Section 3.1. Agreement to Issue Notes; Application of Note Proceeds........................Page 5
                  Section 3.2. Obligor Makes No Warranties Regarding the Loan Project........................Page 5

         ARTICLE IV REPAYMENT PROVISIONS.....................................................................Page 6
                  Section 4.1. The Loan......................................................................Page 6
                  Section 4.2. Repayment of the Loan and Payment of Other Amounts Payable....................Page 6
                  Section 4.3. No Defense or Setoff--Unconditional Obligation................................Page 7
                  Section 4.4. Assignment and Pledge of Obligor's Rights.....................................Page 7

         ARTICLE V SPECIAL COVENANTS AND AGREEMENTS..........................................................Page 7
                  Section 5.1. Obligor's, Trustee's, and Bank's Right of Access to
                               Loan Project..................................................................Page 7
                  Section 5.2. Borrower to Maintain Existence; Conditions Under
                               Which Exceptions Permitted....................................................Page 8
                  Section 5.3. Indemnification Covenants.....................................................Page 8
                  Section 5.4. Insurance.....................................................................Page 9
                  Section 5.5. Eminent Domain...............................................................Page 10
                  Section 5.6. Qualification in State.......................................................Page 10
                  Section 5.7. Letter of Credit.............................................................Page 10
                  Section 5.8. Obligor's Limited Liability..................................................Page 10
                  Section 5.9. Compliance with Laws.........................................................Page 10

         ARTICLE VI EVENTS OF DEFAULT AND REMEDIES..........................................................Page 11
                  Section 6.1. Events of Default............................................................Page 11
                  Section 6.2. Remedies on Default..........................................................Page 12
                  Section 6.3. Agreement to Pay Attorneys' Fees and Expenses................................Page 13
                  Section 6.4. No Remedy Exclusive..........................................................Page 13
                  Section 6.5. No Additional Waiver Implied by One Waiver...................................Page 13

         ARTICLE VII PREPAYMENT OF LOAN PAYMENTS............................................................Page 14
                  Section 7.1. General Option to Prepay the Loan Payments...................................Page 14
                  Section 7.2. Obligation to Prepay Loan Payments on Failure to Renew
                               or Replace Letter of Credit and Other Events.................................Page 14
                  Section 7.3. Notice of Prepayment.........................................................Page 14

         ARTICLE VIII MISCELLANEOUS.........................................................................Page 15
                  Section 8.1. Notices......................................................................Page 15
                  Section 8.2. Assignments..................................................................Page 16
                  Section 8.3. Severability.................................................................Page 16
                  Section 8.4. Execution of Counterparts....................................................Page 16

                  Section 8.5. Amounts Remaining in Any Fund or With Trustee................................Page 16
                  Section 8.6. Amendments, Changes, and Modifications.......................................Page 17
                  Section 8.7. Governing Law................................................................Page 17
                  Section 8.8. Authorized Borrower Representative...........................................Page 17
                  Section 8.9. Term of Loan Agreement.......................................................Page 17
                  Section 8.10. Binding Effect..............................................................Page 17
                  Section 8.11. References to Bank and Letter of Credit.....................................Page 18
                  Section 8.12. Obligor Not Liable..........................................................Page 18


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "Loan Agreement") dated as of December 1, 1997, by and between LAM FUNDING, L.L.C., a Michigan limited liability company (the "Obligor"), and the BORROWER specified in Schedule I (the "Borrower");

                                    RECITALS:

         A. Pursuant to a Master Indenture dated as of December 1, 1997 (the "Master Indenture") between the Obligor and Michigan National Bank (the "Trustee"), as supplemented by the Related Supplement described in Schedule I to this Loan Agreement (the "Related Supplement") (the Master Indenture and the Related Supplement, together, the "Indenture"), the Obligor is issuing an Installment (the "Installment") of its Loan Program Notes of the Series described in Schedule I (the Notes of such Series, whether issued pursuant to the Installment or not, for purposes of this Loan Agreement, the "Notes").

         B. From the proceeds of the Installment the Obligor desires to loan the amount set forth in Schedule I (the "Loan") to the Borrower for the funding of the project set forth in Schedule I (the "Loan Project"), a portion of which Loan will be used by the Obligor to defray the Borrower's Pro Rata Share of Issuance Costs.

         C. Under the terms of this Loan Agreement, the Borrower will make Loan Payments, and will be responsible for paying its Pro Rata Share of all Issuance Costs and Administrative Expenses. It is understood that the Obligor's obligation with respect to the Notes is subject to the limitations that principal of and interest on the Notes and any other costs or pecuniary liability relating to the Notes, the Loan or any proceeding, document, or certification incidental to the foregoing, including this Loan Agreement, shall never constitute nor give rise to a charge against the general credit, general funds or assets of the Obligor (including funds pertaining to other loans or activities of the Obligor), but shall be a limited obligation of the Obligor payable only as provided in the Indenture.

         NOW, THEREFORE, in consideration of the respective representations and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. Unless otherwise indicated, all words and phrases defined in the Indenture shall have the same meanings in this Loan Agreement. The following terms have been defined in the opening paragraph and Recitals of this Loan Agreement: "Borrower," "Indenture," "Installment," "Loan," "Loan Project," "Master Indenture," "Notes," "Related Supplement" and "Trustee." In addition, the following words and phrases shall have the following meanings unless the context in which they are used shall indicate another or different meaning:

         "Administrative Expenses" include all fees and expenses, other than Issuance Costs, payable with respect to the administration and maintenance of the Indenture and the payment and remarketing, if applicable, of the Notes, including, but not limited to, the fees and expenses of the Trustee, the fees and expenses of the Remarketing Agent, the annual fees and expenses of each Rating Agency rating the Notes, the cost of providing amendments to any disclosure document that may be necessary or desirable, fees payable to the Bank for the Letter of Credit (unless paid directly to the Bank by the Borrower pursuant to the Reimbursement Agreement) and annual administrative fees and expenses payable to the Obligor.

         "Authorized Borrower Representative" means the person at the time designated to act on behalf of the Borrower by written certificate furnished to the Obligor. That certificate may designate an alternate or alternates. In the event that all persons so designated become unavailable or unable to act and the Borrower fails to designate a replacement within ten days after such unavailability or inability to act, the Obligor may appoint an interim Authorized Borrower Representative until such time as the Borrower designates that person.

         "Event of Default" means any occurrence or event specified as such in and defined as such by Section 6.1 hereof.

         "Issuance Costs" mean items of expense payable or reimbursable directly or indirectly by the Obligor and related to the authorization, sale and issuance of the Notes, which items of expense shall include, but not be limited to, Obligor application and issuance fees, printing costs, costs of reproducing documents, filing and recording fees, initial fees and charges of the Trustee, note discounts, legal fees and charges, professional consultants' fees, costs of credit ratings, fees and charges for execution, transportation and safekeeping of the Notes, and other costs, charges and fees in connection with the foregoing.

         "Loans" means, collectively, the Loan and all other loans made by the Obligor to other borrowers from the proceeds of the Notes.

         "Loan Payments" means the amounts required to be paid by the Borrower pursuant to Section 4.2(a) hereof.

         "Note Placement Agreement" means the Note Placement Agreement by and between the Obligor and Placement Agent relating to the Installment.

         "Person" or "persons" means natural persons, partnerships, limited liability companies, firms, associations, corporations and public bodies.

         "Placement Agent" means First of America Securities, Inc.

         "Pro Rata Share" means (i) with respect to the payment of Issuance Costs, a fraction the numerator of which is the original principal amount of the Loan and the denominator is the original principal amount of all Loans funded from the Installment; (ii) with respect to the indemnity provisions of Section
5.3 of this Loan Agreement, a fraction the numerator of which is the original principal amount of the Loan and the denominator of which is the original principal amount of all Loans funded from proceeds of the Notes (whether funded from the

                                 LOAN AGREEMENT

Installment or not), (iii) with respect to payment of Administrative Expenses, a fraction the numerator of which is the weighted average principal amount of the Loan outstanding during the period for which such Administrative Expenses are payable and the denominator of which is the weighted average principal amount of all Loans outstanding during the period for which such Administrative Expenses are payable (in each case such weighted average to be determined by the Obligor according to any method it reasonably determines to be equitable and subject to reasonable reallocation by the Obligor in the event of a shortfall in amounts available to pay Administrative Expenses for any reason) and (iv) with respect to the Notes, a fraction the numerator of which is the principal amount of the Loan outstanding and the denominator of which is the principal amount of the Notes outstanding.

         "State" means the State of Michigan.

          SECTION 1.2. RULES OF INTERPRETATION. For all purposes of this Loan Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Loan Agreement as a whole and not to any particular article, section or other subdivision.

                  (b) The terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular, and the gender used shall include the other gender.

                  (c) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

         SECTION 1.3. HEADINGS. The headings of the various articles and sections herein are for convenience only and shall not define or limit the provisions hereof.


                                   ARTICLE II

                                 REPRESENTATIONS

         SECTION 2.1. REPRESENTATIONS OF THE OBLIGOR. The Obligor makes the following representations as the basis for its undertakings under this Loan
Agreement:

                  (a) The Obligor is a Michigan limited liability company with full authority to issue the Notes and execute and enter into this Loan Agreement and the Indenture.

                  (b) Neither the execution and delivery of this Loan Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement conflicts with or results in a breach of the terms, conditions or provisions of any restriction, agreement or instrument to which the Obligor is a party, or by which it or any of its property is bound, or constitutes a default under any of the foregoing.

                                 LOAN AGREEMENT

       SECTION 2.2. REPRESENTATIONS OF THE BORROWER. The Borrower makes the following representations as the basis for its undertakings under this Loan
Agreement:

                (a) The Borrower is the type of entity set forth in Schedule I organized under the laws of the state set forth in Schedule I, and is qualified to conduct its business in the State, has the requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Loan Agreement and the Reimbursement Agreement and by proper action this Loan Agreement, the Note Placement Agreement, the Remarketing Agreement and the Reimbursement Agreement have been duly authorized, executed and delivered by, and, assuming due authorization by the other parties thereto, are valid and binding obligations of, the Borrower.

                (b) Neither the authorization, execution or delivery of this Loan Agreement and the Reimbursement Agreement, the consummation of the transactions contemplated by this Loan Agreement and the Reimbursement Agreement nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement and the Reimbursement Agreement will require any consent or approval of the directors, shareholders, partners and/or members, as applicable, of the Borrower which has not been obtained, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Borrower is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower prohibited under the terms of any instrument or agreement, or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower, or of the organizational documents of the Borrower.

                (c) The Borrower is not in default (i) under any order, writ, judgment, injunction, decree, determination or award or any indenture, agreement, lease or instrument or (ii) under any law, rule or regulation wherein such default could materially adversely affect the Borrower or the ability of the Borrower to perform its obligations under this Loan Agreement.

                (d) Each facility, if any, operated by the Borrower conforms in all material respects with all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction over the same and all licenses and approvals the Borrower requires to operate its facilities, if any, have been obtained from appropriate state and federal agencies and departments or, if not obtained on the date of this Loan Agreement, are expected to be obtained in the normal course of business at or prior to the time such authorizations, consents or approvals are required to be obtained.

                (e) To the best of the knowledge of the Borrower, no authorizations, consents or approvals of governmental bodies or agencies are required in connection with the execution and delivery by the Borrower of this Loan Agreement or the Reimbursement Agreement or in connection with the carrying out by the Borrower of its obligations

                               LOAN AGREEMENT
       under this Loan Agreement or the Reimbursement Agreement which have not been obtained or, if not obtained on the date of this Loan Agreement, are expected to be obtained in the normal course of business at or prior to the time such authorizations, consents or approvals are required to be obtained.

                (f) There are no actions or proceedings pending or, to the best of the knowledge of the Borrower, threatened before any court or administrative agency which will, in the reasonable judgment of the Borrower, materially adversely affect the ability of the Borrower to meet its obligations under this Loan Agreement or the Reimbursement Agreement.


                                   ARTICLE III

                     ISSUANCE OF THE NOTES; USE OF PROCEEDS

       SECTION 3.1. AGREEMENT TO ISSUE NOTES; APPLICATION OF NOTE PROCEEDS. In order to provide funds to finance the Loan Project, as provided in Section 4.1 hereof, and at the request of the Borrower, the Obligor agrees that, pursuant to the Indenture, it will issue, sell and cause to be delivered to the purchaser or purchasers thereof, the Notes bearing interest, maturing and subject to prior redemption as set forth in the Indenture. The Obligor will make available the proceeds of the Notes to the Borrower in the amount of the Loan (less the Borrower's Pro Rata Share of Issuance Costs) by depositing the proceeds of the Notes in the Project Fund pursuant to the Indenture. Disbursements of money on deposit in the Project Fund shall be made in accordance with the conditions set forth in the Indenture.

       When funds are to be requested by the Borrower, the Borrower shall itemize the amounts requested, the payee of each amount requested, and shall, prior to delivering the same to the Obligor, obtain the written approval of the Bank for the disbursement requested. The Borrower shall complete a requisition certificate, in the form set forth as Exhibit D to the Master Indenture, on behalf of the Obligor and shall obtain the written approval of the Bank on such certificate. Assuming that the request is in proper form, and that the amounts requested do not exceed the aggregate amount available to be drawn down on the Loan (with any earnings from the Project Fund attributable thereto), the Obligor will submit the certificate to the Trustee for payment.

       SECTION 3.2. OBLIGOR MAKES NO WARRANTIES REGARDING THE LOAN PROJECT. The Obligor makes no warranty or representation, express or implied or otherwise, with respect to the Loan Project, it being agreed that the Borrower is to bear all risks incident to the Loan Project. The Obligor is to have no responsibility or liability for any defect or deficiency in the Loan Project, whether patent or latent. The Obligor makes no warranty or representation that the moneys contained in the Project Fund will be sufficient to pay all of the costs of the Loan Project.



                                 LOAN AGREEMENT

                                   ARTICLE IV

                              REPAYMENT PROVISIONS

       SECTION 4.1. THE LOAN. The Obligor covenants and agrees, upon the terms and conditions of this Loan Agreement, to loan all or a portion of the proceeds received from the sale of the Notes in the amount of the Loan to the Borrower in order to finance all or a part of the Loan Project. Pursuant to this covenant and agreement, the Obligor will issue the Notes upon the terms and conditions contained in the Indenture and this Loan Agreement, and will loan the proceeds of the Notes in the amount of the Loan to the Borrower to be applied as provided in Article III hereof. These proceeds shall be disbursed by the Trustee to or on behalf of the Borrower at the direction of the Obligor as provided in Section
4.03 of the Master Indenture.

       SECTION 4.2. REPAYMENT OF THE LOAN AND PAYMENT OF OTHER AMOUNTS PAYABLE.

                (a) The Borrower covenants and agrees to make or cause to be made Loan Payments to the Trustee, as assignee of the Obligor, equal to the principal of, premium, if any, and interest on the Notes (or the Borrower's Pro Rata Share of the Notes, if multiple Loans are made from the proceeds of the Notes) for deposit by the Trustee in the Note Fund, which shall at all times be sufficient to enable the Trustee to pay when due (whether at maturity or upon redemption prior to maturity or acceleration) the principal of, premium, if any, and interest on the Notes (or the Borrower's Pro Rata Share of the Notes, if multiple Loans are made from the proceeds of the Notes). All Loan Payments shall be made or shall be on deposit in immediately available funds not later than 12:00 p.m., Detroit, Michigan, time on the Business Day on which such payment on the Notes is to be made. If the Borrower shall fail to pay or cause to be paid any Loan Payments under this Section 4.2(a), the Loan Payment so in default shall continue as an obligation of the Borrower until the amount so in default shall have been fully paid. The Trustee is authorized and directed to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to pay the principal of, premium, if any, and interest on the Notes if and when due, and any moneys derived from a drawing under the Letter of Credit attributable to the Borrower's Pro Rata Share of Notes shall constitute a credit against the obligation of the Borrower to make the payments set forth above.

                (b) To the extent they are not paid out of the Project Fund and allocated to the Borrower's Loan, the Borrower shall pay to the Obligor the Obligor's fee at closing and Pro Rata Share of all other Issuance Costs and the following within ten days of demand therefor, including but not limited to, (i) other out-of-pocket costs and expenses of the Obligor incidental to the performance of its obligations under this Loan Agreement, the Indenture and the Note Placement Agreement, to the extent not paid as Project Costs, and (ii) the out-of-pocket expenses of the Obligor incurred by the Obligor in enforcing the provisions of this Loan Agreement and the Indenture.

                (c) The Borrower also agrees to pay to the Obligor, within 10 days of demand, its Pro Rata Share of Administrative Expenses.


                                 LOAN AGREEMENT

                (d) If the date when any of the payments required to be made by this Section 4.2 is not a Business Day, then such payments may be made on the next Business Day with the same force and effect as if made on the normal due date, and no interest shall accrue for the period after such date through such next Business Day.

       SECTION 4.3. NO DEFENSE OR SETOFF--UNCONDITIONAL OBLIGATION. The obligations of the Borrower to make the payments required in Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Obligor, the Trustee or the Bank. During the term of this Loan Agreement, the Borrower shall pay the payments to be made in Section 4.2 hereof and all other payments required hereunder free of any deductions and without abatement, diminution or setoff other than those herein expressly provided. Until such time as the principal of, premium, if any, and interest on the Notes shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Borrower: (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its agreements contained in this Loan Agreement; and (iii) will not terminate this Loan Agreement for any cause, including, without limiting the generality of the foregoing, its failure to complete the Project, the occurrence of any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Borrower's facilities, commercial frustration of purpose, any change in the tax laws of the United States of America or the State or any political subdivision thereof, or any failure of the Obligor, the Trustee or the Bank to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Loan Agreement, except to the extent permitted by this Loan Agreement.

       SECTION 4.4. ASSIGNMENT AND PLEDGE OF OBLIGOR'S RIGHTS. As security for the payment of the Notes (including redemption payments), the Obligor will assign and pledge to the Trustee all right, title, and interest of the Obligor in and to this Loan Agreement, including the right to receive payments hereunder (except the right to receive payments, if any, under Sections 4.2(b), 4.2(c), 5.3, 6.3, and 8.12 hereof and the rights to make determinations and receive notices as herein provided, all of which constitute "Reserved Rights" as defined in the Indenture), and hereby directs the Borrower to make said payments directly to the Trustee. The Borrower herewith assents to such assignment and pledge and will make or cause to be made payments directly to the Trustee without defense or setoff by reason of any dispute between the Borrower and the Obligor, the Trustee or the Bank.


                                    ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

       SECTION 5.1. OBLIGOR'S, TRUSTEE'S, AND BANK'S RIGHT OF ACCESS TO LOAN PROJECT. The Borrower agrees that during the term of this Loan Agreement the Obligor, the Trustee, the Bank, and their duly authorized agents shall have the right during regular business hours, with reasonable notice, to examine and inspect all books and records of the Borrower relating to the Loan Project, provided that neither the Obligor, the Trustee, nor the Bank will materially disturb

                                 LOAN AGREEMENT
the business operations of the Borrower and each shall hold in confidence all confidential information, trade secrets, patents, and patentable information.

       SECTION 5.2. BORROWER TO MAINTAIN EXISTENCE; CONDITIONS UNDER WHICH EXCEPTIONS PERMITTED. Except as provided below, the Borrower each agrees that during the term of this Loan Agreement it will maintain its existence and will not dispose of all or substantially all of its assets. The Borrower may consolidate with or merge into another entity or permit one or more entities to consolidate with or merge into it, provided that any surviving, resulting or transferee entity shall be qualified to do business in the State and shall assume in writing or by operation of law all of the obligations of the Borrower under this Loan Agreement and the Reimbursement Agreement.

       SECTION 5.3. INDEMNIFICATION COVENANTS.

                (a) The Obligor and its members, officers, agents, and employees (the "Indemnified Persons") shall not be liable to the Borrower for any reason except for the breach of any obligation of the Obligor or Indemnified Persons under this Agreement or the willful misconduct or sole gross negligence of the Obligor or Indemnified Persons. The Borrower shall indemnify and hold the Obligor and the Indemnified Persons harmless from any loss, expense (including reasonable counsel fees), or liability of any nature due to any and all suits, actions, legal or administrative proceedings, or claims arising or resulting from, or in any way connected with:

                         (1)      the acquisition, operation, use or
       maintenance of the Loan Project or facilities of the Borrower;

                         (2) any act, failure to act, or misrepresentation by
                any person, firm, corporation, or governmental agency, including the Obligor, in connection with the issuance, sale, delivery or remarketing of the Notes;

                         (3) any act, failure to act, or misrepresentation by
                the Obligor in connection with this Loan Agreement, the Indenture, the Note Placement Agreement, or any other document involving the Obligor in this matter;

                         (4) any liability of the Obligor to the Placement
                Agent pursuant to Paragraph 7 of the Note Placement Agreement and to the Remarketing Agent pursuant to Section 3 of the Remarketing Agreement which arises in connection with or as a consequence of the Loan; or

                         (5) the selection and appointment of firms providing
                services related to the Note transaction.

       If any suit, action, or proceeding is brought against the Obligor or any Indemnified Person, that action or proceeding shall be defended by counsel to the Obligor or the Borrower, as the Obligor shall determine. If the defense is by counsel to the Obligor the Borrower shall indemnify the Obligor and Indemnified Persons for the reasonable cost of that defense including reasonable counsel fees. If the Obligor determines that the

                                 LOAN AGREEMENT

       Borrower shall defend the Obligor or Indemnified Person, the Borrower shall immediately assume the defense at its own cost. The Borrower shall not be liable for any settlement of any proceeding made without its consent (which consent shall not be unreasonably withheld).

                (b) The Borrower shall not be obligated to indemnify the Obligor or any Indemnified Person under subsection (a), if a court with competent jurisdiction finds that the liability in question was caused by the willful misconduct or sole gross negligence of the Obligor or the involved Indemnified Person, unless the court determines that, despite the adjudication of liability but in view of all circumstances of the case, the Obligor or the Indemnified Person(s) is (are) fairly and reasonably entitled to indemnity for the expenses which the court considers proper.

                (c) The Borrower shall also indemnify the Obligor for all costs and expenses, including reasonable counsel fees, incurred in:

                         (1) enforcing any obligation of the Borrower under this Loan Agreement or any related agreement;

                         (2)      taking any action requested by the Borrower;

                         (3) taking any action required by this Loan
                Agreement, the Indenture, the Note Placement Agreement or any related agreement; or

                         (4) taking any action considered necessary by the
                Obligor and which is authorized by this Loan Agreement, the Indenture, the Remarketing Agreement, the Note Placement Agreement, or any related agreement.

                (d) The indemnification provisions herein contained shall not be exclusive or in limitation of, but shall be in addition to, the rights to indemnification of the Indemnified Persons or the Indemnified Parties under any other agreement or law by which the Borrower is bound or to which it is subject.

                (e) The obligations of the Borrower under this section shall survive any assignment or termination of this Loan Agreement.

                (f) Except for an indemnification relating solely to the Loan and not to any of the other Loans made pursuant to the Indenture, the foregoing indemnification of the Obligor or Indemnified Persons by the Borrower shall be limited to the Borrower's Pro Rata Share of the amount by which the Obligor or Indemnified Persons is or are to be indemnified by the Borrower and all other Borrowers receiving Loans.

       SECTION 5.4. INSURANCE. The Borrower represents and covenants that it will keep, or cause to be kept, in force adequate insurance of a nature that entities would maintain for like facilities and in accordance with the requirements of the Reimbursement Agreement or any agreement securing the Reimbursement Agreement. It is understood and agreed that the Obligor and the Trustee shall have no duties or responsibilities whatsoever with respect to such

                                 LOAN AGREEMENT
insurance. The net proceeds received from any casualty or property insurance shall be applied as provided in the Reimbursement Agreement or any agreement securing the Reimbursement Agreement.

         Except as required by the Reimbursement Agreement or any agreement securing the Reimbursement Agreement, the Borrower shall have the sole right and responsibility to adjust any losses with its insurers and to conduct negotiations in connection therewith.

         SECTION 5.5. EMINENT DOMAIN. In the event that title to, or the temporary use of, the facilities of the Borrower shall be taken by Eminent Domain, the Borrower shall be obligated to continue to pay the Loan Payments specified in Section 4.2(a) hereof. Any net proceeds received by the Borrower as a result of such eminent domain to be applied as provided in the Reimbursement Agreement or any agreement securing the Reimbursement Agreement.

         SECTION 5.6. QUALIFICATION IN STATE. Subject to the provisions of
Section 5.2 hereof, the Borrower agrees that throughout the term of this Loan Agreement, it will be qualified to do business in the State.

         SECTION 5.7. LETTER OF CREDIT. On or prior to the issuance, sale and delivery of the Notes, the Borrower hereby covenants and agrees to assist the Obligor to obtain and deliver to the Trustee the Letter of Credit to be issued by the Bank in favor of the Trustee for the benefit of the owners from time to time of the Notes. The Letter of Credit shall comply with the additional requirements stated in Section 5.01 of the Master Indenture.

         SECTION 5.8. OBLIGOR'S LIMITED LIABILITY. It is recognized that the Obligor's only source of funds with which to carry out its commitments with respect to this Loan Agreement will be from the proceeds from the sale of the Notes; and it is expressly agreed that the Obligor shall have no liability, obligation, or responsibility with respect to this Loan Agreement except to the extent of funds available from such Note proceeds.

         SECTION 5.9. COMPLIANCE WITH LAWS. The Borrower shall, throughout the term of this Loan Agreement and at no expense to the Obligor or Trustee, promptly comply with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which are applicable to the Loan Project or to the repair and alteration of its facilities, or to the use or manner of use of its facilities, provided, however, that such laws, ordinances, orders, rules, regulations and requirements shall not unlawfully discriminate against the Borrower. Notwithstanding the foregoing, the Borrower shall have the right to contest the legality of any such law, ordinance, order, rule, regulation or requirement as applied to the Loan Project or its facilities provided that, in the opinion of legal counsel acceptable to the Bank, such contest shall not in any way materially and adversely affect or impair the obligations of the Borrower under this Loan Agreement.



                                 LOAN AGREEMENT

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 6.1. EVENTS OF DEFAULT. The occurrence and continuation of any one of the following shall constitute an Event of Default hereunder:

                  (a) failure by the Borrower to pay or cause to be paid any amounts required to be paid as Loan Payments under this Loan Agreement on the dates and in the manner specified herein; or

                  (b) failure by the Borrower to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Loan Agreement, other than as referred to in subsection (a) above, for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Obligor, the Trustee or the Bank, unless (i) the Trustee and the Bank shall agree in writing to an extension of such time prior to its expiration or (ii) if the failure is such that it can be corrected but not within such 30-day period, corrective action is instituted by the Borrower within such period and diligently pursued until such failure is corrected; or

                  (c) the dissolution or liquidation of the Borrower or the filing by the Borrower of a voluntary petition in bankruptcy, or failure by the Borrower promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its obligations hereunder, or an order for relief under Title 11 of the United States Bankruptcy Code, as amended from time to time, is entered against the Borrower, or a petition or answer proposing the entry of an order for relief against the Borrower under Title 11 of the United States Bankruptcy Code, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged within 90 days after the filing thereof, or the Borrower shall fail generally to pay its debts as they become due, or a custodian (including without limitation a receiver, trustee, assignee for the benefit of creditors or liquidator of the Borrower) shall be appointed for or take possession of all or a substantial part of its property and shall not be discharged within 90 days after such appointment or taking possession, or the Borrower shall consent to or acquiesce in such appointment or taking possession, or assignment by the Borrower for the benefit of its creditors, or the entry by the Borrower into an agreement of composition with its creditors, or the adoption of a resolution by the directors of the Borrower or the taking of any other action to file a petition or answer proposing the entry of an order for relief against the Borrower under Title 11 of the United States Bankruptcy Code, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state laws; provided, that the term "dissolution or liquidation of the Borrower," as used in this subsection (c), shall not be construed to include the cessation of the corporate existence of the Borrower resulting either from a merger or consolidation of the Borrower into or with another entity or a dissolution or liquidation of the Borrower following a transfer of all or

                                 LOAN AGREEMENT
         substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 5.2 hereof; or

                  (d) any material warranty, representation or other statement made by or on behalf of the Borrower contained herein, or in any document or certificate furnished by the Borrower in compliance with or in reference hereto, is false or misleading in any material respect when made; or

                  (e) The occurrence of an Event of Default under the Reimbursement Agreement.

         SECTION 6.2. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred and be continuing hereunder, the Trustee may take any one or more of the following remedial steps:

                  (a) The Obligor or the Trustee may exercise any right, power or remedy permitted to it by law, and shall have in particular, without limiting the generality of the foregoing, the right to declare the unpaid Loan Payments to be immediately due and payable, if concurrently with or prior to such declaration the unpaid principal of and all unpaid accrued interest on the Notes (or a portion of the Notes representing the Borrower's Pro Rata Share of Notes) have been declared to be due and payable under the Indenture, and upon such declaration the unpaid Loan Payments shall thereupon become forthwith due and payable in an amount sufficient to pay the principal of and interest on the Notes (or such portion of Notes) under Section 8.02 of the Master Indenture, without presentment, demand or protest, all of which are hereby expressly waived. The Borrower shall forthwith pay to the Trustee the entire principal of and interest accrued on such Notes.

                  Any declaration of acceleration of the Notes may be waived, rescinded and annulled pursuant to and in accordance with Section 8.11 of the Master Indenture.

                  (b) The Obligor or the Trustee may take whatever action at law or in equity as may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement, provided, however, all such action shall be with the consent of the Bank (which consent shall be required only so long as the Letter of Credit is in effect and has not been wrongfully dishonored).

                  (c) The Obligor or the Trustee shall, subject to the limitations set forth in Section 5.1 of this Loan Agreement, have reasonable access to inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Borrower relating to the Loan Project or an Event of Default during regular business hours of the Borrower if reasonably necessary in the opinion of the Trustee or the Obligor.


                                 LOAN AGREEMENT

         In case the Obligor or the Trustee shall have proceeded to enforce its rights under this Loan Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Obligor or the Trustee as the case may be, then and in every such case the Borrower, the Obligor and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Obligor and the Trustee shall continue as though no such proceeding had been taken, except to the extent of any adverse determination.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower, or in the case of any other similar judicial proceedings relative to the Borrower, or to the creditors or property of the Borrower, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Loan Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable attorney fees incurred by it up to the date of such distribution.

         SECTION 6.3. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Obligor or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Loan Agreement or the enforcement of the performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Obligor or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Obligor or the Trustee.

         SECTION 6.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Obligor or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement and the Indenture now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Obligor to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Obligor hereunder shall also extend to the Trustee, and the Trustee and the Owners from time to time of the Notes shall be deemed third party beneficiaries of all covenants and agreements herein contained.

         SECTION 6.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Loan Agreement should be breached by the Borrower and thereafter

                                 LOAN AGREEMENT
waived by the Obligor or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                   ARTICLE VII

                           PREPAYMENT OF LOAN PAYMENTS

         SECTION 7.1. GENERAL OPTION TO PREPAY THE LOAN PAYMENTS. With the written consent of the Bank (so long as the Letter of Credit is in effect and has not been wrongfully dishonored), the Borrower shall have, and is hereby granted, the option to prepay the Loan Payments payable under Section 4.2(a) hereof, in whole or in part, by directing the Obligor to direct the Trustee to redeem all or a portion of the Notes then Outstanding, in the manner, at the redemption prices (including premium, if any), from the sources and on the dates specified in the Indenture and in the Notes for optional redemption. The Trustee shall, in accordance with Section 4.04 of the Indenture, draw upon the Letter of Credit to prepay the principal of and any applicable redemption premium and accrued interest on the Notes payable under this Section 7.1 in accordance with the terms of the Letter of Credit. The Borrower may not revoke its election to prepay all or part of the Loan Payments without the prior written consent of the Bank.

         SECTION 7.2. OBLIGATION TO PREPAY LOAN PAYMENTS ON FAILURE TO RENEW OR REPLACE LETTER OF CREDIT AND OTHER EVENTS. The Borrower acknowledges that the Notes are subject to mandatory redemption prior to maturity if the Borrower does not renew the Letter of Credit or obtain a Substitute Letter of Credit at least 60 days prior to the date of expiration or termination of the Letter of Credit, and may be subject to other mandatory redemption, all as provided in the Indenture. The Loan is subject to prepayment on the date of any such redemption at a price equal to the redemption price of the Notes (or Borrower's Pro Rata Share of Notes) to be redeemed (including accrued interest and any redemption premium).

         SECTION 7.3. NOTICE OF PREPAYMENT. To exercise an option granted to the Borrower by Section 7.1 hereof, the Borrower shall give not less than 30 days written notice to the Obligor (45 days if the Loan has been made from the proceeds of Fixed Rate Notes), the Trustee and the Bank which notice shall specify therein the date upon which prepayment will be made, which date shall be not less than 30 days from the date the notice is mailed (45 days if the Loan has been made from the proceeds of Fixed Rate Notes), and shall specify that all of the outstanding Loan Payments or a specified portion thereof is to be so prepaid. The Obligor has directed the Trustee to take forthwith all steps (other than the payment of the money required to redeem the Notes) necessary under the applicable provisions of the Indenture to effect the redemption of the Notes (or a portion thereof) as provided in this Article VII.



                                 LOAN AGREEMENT

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.1. NOTICES. All notices, certificates or other communications shall be sufficiently given and shall be deemed given on the first to occur of
(i) two Business Days after such notices are deposited in the United States mail and sent by first class mail, postage prepaid, (ii) when the same are delivered, in each case, to the parties at the addresses set forth below or at such other address as a party may designate by notice to the other parties, or (iii) when the same are sent by facsimile or telecopy (the receipt of which is orally or electronically confirmed) promptly confirmed in writing by first class mail, postage prepaid:

  If to the Obligor:

       LAM Funding, L.L.C.
       c/o MAXCO, Inc.
       1118 Centennial Way
       Lansing, Michigan 48917
       Attention:        Vincent Shunsky, Vice President
       Telephone:        (517) 321-3130
       Telefax: (517) 321-1022

       and

       c/o LandEquities Corporation
       2163 University Park Drive
       Okemos, MI 48864
       Attention:        Rodney C. Robinson, President
       Telephone:        (517) 349-5656
       Telefax: (517) 349-6071

  If to the Borrower:

       As set forth in Schedule I.

  If to the Trustee:

       By First Class Mail                     By Hand Delivery
       Michigan National Bank                  Michigan National Bank
       77 Monroe Center, N.W.                  77 Monroe Center, N.W.
       P.O. Box 1707                           Grand Rapids, Michigan 49503
       Grand Rapids, Michigan 49501-1707       Attention: Corporate Trust
       Attention: Corporate Trust Department   Department
       Telephone:        (616) 451-7729        Telephone:  (616) 451-7729
       Telefax: (616) 451-7887                 Telefax: (616) 451-7887




                                 LOAN AGREEMENT

         If to the Bank:

                  First of America Bank, N.A.
                  IBM Building, 5th Floor
                  One Michigan Avenue
                  Lansing, Michigan 48933
                  Telephone:        (517) 334-5454
                  Telefax: (517) 334-5489

                  with a copy to:

                  First of America Bank, N.A.
                  108 East Michigan Avenue
                  Kalamazoo, Michigan 49009
                  [Mail Code K-B01-2C]
                  Attention: Corporate and Municipal Finance Division
                  Telephone:        (616) 376-9040
                  Telefax: (616) 376-9152

A duplicate copy of each notice, certificate or other communication given hereunder by either the Obligor or the Borrower to the other shall also be given to the Trustee and the Bank.

         SECTION 8.2. ASSIGNMENTS. The Obligor shall assign and pledge to the Trustee its right, title and interest in and to this Loan Agreement as provided by Section 4.4 hereof, and the Borrower may with the consent of the Bank (so long as the Letter of Credit is in effect and has not been wrongfully dishonored) assign to any surviving, resulting or transferee corporation or entity its rights and obligations under this Loan Agreement as provided by
Section 5.2 hereof.

         SECTION 8.3. SEVERABILITY. If any provision of this Loan Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

         SECTION 8.4. EXECUTION OF COUNTERPARTS. This Loan Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 8.5. AMOUNTS REMAINING IN ANY FUND OR WITH TRUSTEE. It is agreed by the parties hereto that after payment in full of (i) the principal of, premium, if any, and interest on the Notes, (ii) the fees, charges, indemnities and expenses of the Obligor and the Trustee in accordance herewith and with the Indenture (the payment of which fees, charges, indemnities and expenses shall be evidenced by a written certification of the Obligor that it has fully paid all such fees, charges, indemnities and expenses), and (iii) all other amounts required to be paid under this Loan Agreement and the Indenture, any amounts remaining in any fund or account maintained under this Loan Agreement or for the Borrower under the Indenture, and not applied to the principal of, premium, if any, and interest on the Notes or, as applicable, the Borrower's Pro Rata Share of the Notes shall belong to and be paid to the Borrower by the Trustee at the

                                 LOAN AGREEMENT
direction of the Obligor, provided, that, prior to making any payments, Trustee shall request a written statement from the Bank as to whether or not the Bank has been reimbursed by the Borrower for any and all drawings under the Letter of Credit pursuant to the Reimbursement Agreement or whether any other obligations are then due and owing to the Bank under the Reimbursement Agreement, and such amounts remaining in the Note Fund shall, upon written notice from the Bank that the Borrower has not reimbursed the Bank under the Reimbursement Agreement for any such drawing under the Letter of Credit or for any other obligation then due and owing to the Bank under the Reimbursement Agreement (which notice shall state the unreimbursed amount), belong to and be paid to the Bank by the Trustee to the extent that the Borrower has not so reimbursed the Bank.

         SECTION 8.6. AMENDMENTS, CHANGES, AND MODIFICATIONS. Subsequent to the initial issuance of the Notes and prior to their payment in full, this Loan Agreement may not be effectively amended, changed, modified, altered, or terminated without the written consent of the Trustee and the Bank (so long as the Letter of Credit is in effect and has not been wrongfully dishonored).

         SECTION 8.7. GOVERNING LAW. This Loan Agreement shall be governed exclusively by and construed in accordance with the applicable law of the State.

         SECTION 8.8. AUTHORIZED BORROWER REPRESENTATIVE. Whenever under the provisions of this Loan Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Obligor, the Trustee or the Bank, such approval or such request shall be given for the Borrower by the Authorized Borrower Representative, and the Obligor, the Trustee, and the Bank shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee or the Bank as a result of any such action taken.

         SECTION 8.9. TERM OF LOAN AGREEMENT. This Loan Agreement shall be in full force and effect from the date hereof, and shall continue in effect until the payment in full of all principal of, premium, if any, and interest on the Notes, or provision for the payment thereof shall have been made pursuant to
Article XIII of the Indenture, all fees, charges, indemnities and expenses of the Obligor and the Trustee have been fully paid or provision made for such payment (the payment of which fees, charges, indemnities and expenses shall be evidenced by a written certification of the Borrower that it has fully paid all such fees, charges, indemnities and expenses) and all other amounts due hereunder have been duly paid or provision made for such payment and all obligations of the Borrower to the Bank under the Reimbursement Agreement have been paid. All representations, certifications and covenants by the Borrower as to the indemnification of various parties as described in Section 5.3 hereof and the payment of fees and expenses of the Obligor and the Trustee as described in
Section 6.3 hereof shall survive the termination of this Loan Agreement.

         SECTION 8.10. BINDING EFFECT. This Loan Agreement shall inure to the benefit of and shall be binding upon the Obligor, the Borrower and their respective successors and assigns; subject, however, to the limitations contained in Sections 4.4 and 5.2 hereof.


                                 LOAN AGREEMENT

         SECTION 8.11. REFERENCES TO BANK AND LETTER OF CREDIT. At any time while the Letter of Credit has been wrongfully dishonored, all references to the Bank and the Letter of Credit shall be ineffective.

         SECTION 8.12. OBLIGOR NOT LIABLE. Notwithstanding any other provision of this Loan Agreement (a) the Obligor shall not be liable to the Borrower, the Trustee, the owners of Notes or any other person for any failure of the Obligor to take action under this Loan Agreement unless the Obligor (i) is requested in writing by an appropriate person to take such action, (ii) is assured to its satisfaction of payment of, indemnification against or reimbursement for any expenses in such action and (iii) is afforded a reasonable period under the circumstances to take such action, and (b) neither the Obligor nor any member of the Obligor or any other official or employee of the Obligor shall be liable to the Borrower or any other person for any action taken by its officers, servants, agents, members, counsel or employees, or for any failure to take action under this Loan Agreement except that the Obligor agrees to take, or refrain from, any action required by an injunction and to comply with any final judgment for specific performance. In acting under this Loan Agreement, or in refraining from acting under this Loan Agreement, the Obligor may conclusively rely on the advice of its counsel. Nothing in this Loan Agreement is a covenant, stipulation, obligation or agreement of any present or future employee, member, counsel or agent of the Obligor in his individual capacity, and neither the members of the Obligor nor any person executing this Loan Agreement or the Notes shall be subject to any personal liability or accountability by reason of such execution by the Obligor or any officer or employer of the Obligor.



            [Execution of this Loan Agreement appears on Schedule I]











                                 LOAN AGREEMENT

                                   SCHEDULE I

                                       TO

                     LOAN AGREEMENT DATED DECEMBER 1, 1997

1.     Borrower's Name:                          Atmosphere Annealing, Inc.
2.     Type of Organization:                     Corporation
3.     State of Organization:                    Michigan
4.     Borrower's Address, Phone
         and Fax Number:                         209 West Mt. Hope Avenue
                                                 Lansing, Michigan 48910
                                                 Phone: (517) 321-3130
                                                 Fax:   (517) 321-1022

5.     Related Supplement:                       Supplemental Indenture No. 1
6.     Series Designation of Notes:              Variable Rate Series A
7.     Amount of Loan:                           $5,385,000
8.     Description of Loan Project:              To refinance various term
                                                 loans with the Bank; acquire
                                                 manufacturing facilities in
                                                 Lansing, Michigan; finance
                                                 plant renovations and equipment
                                                 purchases in Ohio and Indiana
                                                 and pay the costs of issuance.


       IN WITNESS WHEREOF, the Obligor and the Borrower have caused this Loan Agreement to be executed in their respective names by their duly authorized agents, all as of the date first above written.

ATMOSPHERE ANNEALING, INC.                         LAM FUNDING, L.L.C.

By:                                                BY:  MAXCO, INC., ITS MEMBER
     ----------------------
     Vincent Shunsky

Its:     Treasurer                                 By:
                                                        ------------------------


                                                   Its: Vice President



                                                   BY:  LANDEQUITIES
                                                        CORPORATION, ITS MEMBER




                                                   By:
                                                        ------------------------


                                                   Its: President

                             GUARANTY - MAXCO, INC.

         THIS GUARANTY AGREEMENT ("Guaranty") is entered into as of December 1, 1997, by and between MAXCO, Inc., a Michigan corporation (the "Guarantor") and First of America Bank, N.A. (together with any successors, as "Bank").

                                   RECITALS:

         A. Arrangements have been made for the sale by LAM Funding, L.L.C. (the "Issuer") of its $43,260,000 Loan Program Notes (Variable Rate Series A) (Installment No. 1) (collectively the "Note") issued pursuant to a Master Trust Indenture dated as of December 1, 1997 (the "Master Indenture") between the Borrower and Michigan National Bank, as Trustee (the "Trustee") and Supplemental Trust Indenture No. 1 between the Issuer and the Trustee dated as of December 1, 1997 (the "Supplemental Indenture") (the Master Indenture and the Supplemental Indenture are herein termed the "Indenture").

         B. Pursuant to a Loan Agreement between the Issuer and the Borrower of even date herewith ("Loan Agreement") a portion of the proceeds of the sale of the Notes (the "Loan Amount," as specified in Schedule I) will be loaned by the Issuer to the Borrower specified on Schedule I to this Guaranty (the "Borrower") to refinance certain existing indebtedness of the Borrower and to finance the Project described in the Loan Agreement on certain real property owned by the Borrower; and

         C. Borrower has secured payment and performance of its liabilities and obligations under the Reimbursement Agreement (as defined below) with mortgagesincluding security agreements and assignment of rents and leases as of the date hereof on certain real estate owned by the Borrower and located in North Vernon, Indiana and Canton, Ohio ( collectively the "Mortgage") and the Borrower has granted a security agreement to the Bank as of the date hereof (the "Security Agreement") which also secures payment and performance of its liabilities and obligations under the Reimbursement Agreement (as defined below); and

         D. The Borrower and the Bank are parties to a Borrower Reimbursement Agreement (the "Reimbursement Agreement") whereby the Borrower agrees to reimburse the Bank for its pro rata share of monies advanced by the Bank pursuant to drafts by the Trustee on the Bank's Letter of Credit No. 023735 (the "Letter of Credit") issued pursuant to a Master Reimbursement Agreement between the Issuer and the Bank dated as of December 1, 1997 (the "Master Reimbursement Agreement") and which provides the liquidity facility for payment of the purchase price of the Note upon tender thereof and a credit facility for payment of principal of and interest on the Note on the scheduled due dates and redemption; and

         E. The Borrower is an affiliate of the Guarantor and the Guarantor desires that the Bank issue the Letter of Credit in order to enhance the marketability of the Notes and is willing to enter into this Guaranty as an inducement to the Bank to issue the Letter of Credit on behalf of the Borrower which is related to the Guarantor by common ownership and management.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Guarantor, hereby covenants and agrees with the Bank as follows:

                                   ARTICLE I

                 REPRESENTATIONS AND WARRANTIES OF GUARANTOR

         SECTION 1.1  The Guarantor represents and warrants as follows:

                 (a) The Guarantor is a Michigan corporation, and is legally organized and validly existing under the laws of the state of its incorporation, and is duly qualified to do business and in good standing in every jurisdiction in which such qualification is material to such entity's business and operations or the ownership of its properties, and has all authority to conduct the business now being conducted by it, to own and operate the properties used in such business, and to execute and carry out and perform its obligations under this Guaranty.

                 (b) The execution, delivery and performance by the Guarantor of this Guaranty to which each such entity is a party have been duly authorized by all necessary corporate action, do not contravene or violate (i) the Articles of Incorporation and Bylaws of the Guarantor, (ii) any law, order, rule or regulation applicable to the Guarantor, or
                 (iii) any contract or agreement to which the Guarantor is a party or by which any such entity is bound and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto or to the Operative Documents (as defined in Article VIII below)) upon or with respect to any of the properties of any such entity.

                 (c) All authorizations or approvals of any governmental body required to be obtained by the Guarantor for (i) the execution, delivery and performance by the Guarantor of this Guaranty and (ii) the issue and sale by the Borrower of the Notes, have been obtained and remain in full force and effect.

                 (d) This Guaranty is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor, as applicable, in accordance with its terms, except as the enforceability may be limited by principles of equity or by bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors of the Guarantor generally.

                 (e) There is no litigation undisclosed to the Bank, legal or administrative proceedings, investigations or any other action of any nature, pending, or to its knowledge, threatened or affecting the Guarantor, which includes the possibility of any judgment or liability not covered by insurance which may materially or adversely affect the Project or the rights of the Guarantor to carry on business as now conducted. Details of all litigation, legal or administrative proceedings, investigations or any other action of a similar nature, pending or threatened against any of the Guarantor, at any time during the term of this Guaranty will be brought to the attention of the Bank, in writing forthwith.

                 (f) All financial statements and information relating to the Guarantor which have been or may hereafter be delivered to the Bank are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied, and there have been no material adverse changes in the financial condition of the Guarantor since the submission of any financial information to Bank and no such material adverse changes in such financial condition are imminent or threatened.

                 (g) All federal, state and other tax returns and reports of the Guarantor, including reports from any governmental authority, for the proper maintenance and operation of the properties, assets and business of the Guarantor, as may be required by law to be filed or paid, have been filed, and all federal and other taxes, assessments, fees and other governmental charges, (other than those presently payable, without penalty) imposed upon the Guarantor or its properties or assets, which are due and payable, have been fully paid unless being contested by the Guarantor or any of them in the ordinary course of business.

                 (h) The Guarantor has not willfully or negligently acted or failed to act in a manner which would violate any state or federal environmental law in effect at such time or now in effect with respect to use or occupancy of any of its property.

                                   ARTICLE II

                                   AGREEMENTS

         SECTION 2.1 The Guarantor hereby unconditionally, guarantees to the Bank (a) the full and prompt payment of all of the Borrower's obligations and indebtedness required to be paid under the Reimbursement Agreement, whether now existing or later arising, when and as the same shall become due, to the extent of the Guaranteed Amount specified in Schedule I (the "Guaranteed Amount"), plus payment of accrued interest and reasonable attorneys' fees and court costs for collection of such obligations and indebtedness by the Bank, and (b) the performance of all covenants and agreements of the Borrower under the Reimbursement Agreement. All payments by the Guarantor shall be paid in lawful money of the United States of America. Each and every default in payment of the principal of, premium, if any, or interest on the Reimbursement Agreement or performance of covenants and agreements of the Borrower under the Reimbursement Agreement shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. In the event that the Guarantor shall be entitled to set off the value of any collateral given to the Bank by the Borrower, the value of such collateral shall first be credited to the portion of the Borrower's obligations and indebtedness under the Reimbursement Agreement for which the Guarantor is not liable and then to the portion of such obligations and indebtedness for which the Guarantor is liable.

         SECTION 2.2 The obligations of the Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until the entire obligations and indebtedness of the Borrower under the Reimbursement Agreement shall have been paid or duly provided for, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantor:

                 (a) The waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Issuer contained in the Indenture, or of the payment, performance or observance thereof;

                 (b) The failure to give notice to the Guarantor of the occurrence of a default or an event of default under the terms and provisions of this Guaranty, the Operative Documents, the Reimbursement Agreement and any and all collateral documents delivered pursuant thereto;

                 (c) The transfer, assignment or mortgaging or the purported transfer, assignment or mortgaging of all or any part of the interest of the Bank or the Borrower in the Premises (as defined in the Reimbursement Agreement) except as referred to in the Reimbursement Agreement or any failure of title with respect to the Bank's or the Borrower's interest in the Premises or in the real estate subject to the Mortgage or the invalidity, unenforceability or termination of the Reimbursement Agreement, the Mortgage, the Security Agreement, the Indenture, the Personal Guaranty, the Company Guaranty, or the Notes;

                 (d) The waiver, compromise, settlement, release or termination of the Borrower's obligations, covenants or agreements contained in the Reimbursement Agreement or the Indenture, or of the payment, performance or observance thereof;

                 (e) The extension of the time for payment of any principal of, premium, if any, or interest on the Notes, owing or payable on the Notes, or of the time for performance of any obligations, covenants or agreements under or arising out of the Operative Documents or the extension or the renewal of any thereof;

                 (f) The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Operative Documents or this Guaranty;

                 (g) The taking or the omission of any of the actions referred to in this Guaranty or the Operative Documents;

                 (h) Any failure, omission, delay or lack on the part of the Borrower or Bank to enforce, assert or exercise any right, power or remedy conferred on the Borrower or the Bank in this Guaranty or the Operative Documents, or any other act or acts on the part of the Borrower, Bank or any of the holders from time to time of the Notes;

                 (i) The voluntary or involuntary liquidation, dissolution, sale or other disposition (other than by way of mortgage or granting of security interest to secure borrowing of the Guarantor) of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings of the Borrower, the Personal Guarantor, the Company Guarantor, or any of them, or any lessee of the Project or any of the assets of any of them, or any allegation or contest of the validity of this Guaranty, the Indenture, the Mortgage, the Security Agreement, the Company Guaranty, the Personal Guaranty, or the Reimbursement Agreement, or the disaffirmance of the Reimbursement Agreement, the Mortgage, the Security

                 Agreement, the Indenture, the Company Guaranty, the Personal Guaranty, or this Guaranty;

                 (j) To the extent permitted by law, any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Guarantor, the Company Guarantor, or the Personal Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty, the Company Guaranty, or the Personal Guaranty; or

                 (k) The default or failure of the Guarantor, the Company Guarantor, or the Personal Guarantor fully to perform any of their obligations set forth in this Guaranty, the Company Guaranty, or the Personal Guaranty.

         SECTION 2.3 No set-off, counterclaim, reduction, or diminution of an obligation, or any defense of any kind or nature (other than performance by the Guarantor of its obligations hereunder) which the Guarantor has or may have against the Borrower, the Bank or any holder of the Notes shall be available hereunder to the Guarantor against the Bank.

         SECTION 2.4 In the event of a default in the performance of any covenants and agreements by the Borrower under the Reimbursement Agreement, the Bank may proceed to enforce its rights hereunder and the Bank shall have the right to proceed first and directly against the Guarantor, under this Guaranty without proceeding against or exhausting any other remedies which it may have and without resorting to any other security or guaranty held by the Bank.

         SECTION 2.5 The Guarantor hereby expressly waives notice from the Bank of its acceptance and reliance on this Guaranty. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees which may be incurred by the Bank in enforcing or attempting to enforce this Guaranty or protecting the rights of the Bank hereunder following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

         SECTION 2.6 This Guaranty shall not be deemed to create any right in, or to be in whole or in part for the benefit of any person other than the Bank, and its permitted successors and assigns, and may be enforced only by the Bank.

                                  ARTICLE III

                             AFFIRMATIVE COVENANTS

         SECTION 3.1 From the date hereof until any indebtedness and obligations under the terms of the Reimbursement Agreement are paid in full, the Guarantor covenants and agrees that it will:

                 (a)  Reporting.  Provide or cause to be provided to the
                 Bank within 90 days after the end of each fiscal year, the Guarantor's annual audited financial statements internally prepared in accordance with generally accepted accounting principles which shall include a balance sheet, statement of income, statement of reconcilation of stockholder's equity, statement of cashflows, and within 45 days after the end of each quarter, the Guarantor's quarterly direct financial reports which shall include a balance sheet at the end of each such quarterly period and an income statement for the period for the beginning of the current fiscal year to the end of such quarter. A quarterly financial statement shall be prepared on substantially the same accounting basis as the annual statements described above and shall be certified by an
                 officer of the Guarantor        as being true and correct to
                 the best of his or her knowledge and belief (subject to audit and year-end adjustments).

                 (b) No Default Certificate. Together with such delivery of the financial statements required by Section 3.1 (a) above, furnish to the Bank a certificate of an officer of the Guarantor stating that no Event of Default has occurred hereunder, nor has any event occurred which, with notice and/or passage of time, would constitute such an Event of Default, or if any such Event of Default exists or would exist with notice and/or the passage of time, stating the nature thereof, the period of existence thereof and what action the Guarantor proposes to take with respect thereto.

                 (c) Adverse Events. Promptly inform the Bank of the occurrence of any Event of Default or of any event which, with notice and/or the passage of time would become an Event of Default, or of any occurrence which has or could reasonably be expected to have a materially adverse effect upon the business, properties, financial condition or ability to comply with its obligations hereunder of the Guarantor.

                 (d) Other Information As Requested. Promptly furnish to the Bank such other information regarding the operations, business affairs and financial condition of the Guarantor as the Bank may reasonably request from time to time, permit the Bank, its employees, attorneys and its agents, to inspect all of the books, records and properties of the Guarantor at any reasonable time upon reasonable notice during normal business hours.

                 (e) Maintain Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights and franchises of the Guarantor and comply with all applicable laws; continue to conduct and operate the business of the Guarantor substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of the property used or useful in the conduct of the business of the Guarantor and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                 (f) Maintain Insurance. Maintain insurance against fire, theft, and other casualty on its insurable real and personal property at full replacement cost with policy terms and conditions and companies acceptable to the Bank and maintain insurance against liability on account of damage to persons or property and as required under all workers' compensation laws.

                 (g) Pay Taxes and Assessments. Duly pay and discharge or cause to be paid and discharged all taxes, assessments and other governmental charges imposed upon the Guarantor and its properties or any part thereof or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which, if unpaid, might by law become a lien or charge upon its properties, except such items as are being in good faith appropriately contested and for which security sufficient to cover payment of such taxes or liens has been provided to Bank.

                 (h) Accounting. Maintain a standard, modern system of accounting for the Guarantor to permit the duly authorized representatives of Bank at all reasonable times to examine and inspect the books and records of the Guarantor or any related business entity of the Guarantor, and to make abstracts and copies thereof, and to inspect any property of the Guarantor wherever the same may be located.

                 (i) Use of Property. All use of the Guarantor's properties shall be in compliance with all state and federal environmental laws, now existing or hereinafter enacted and all permits, approvals and licenses concerning the use and operation of such properties.

                 (j) Compliance with Law. The Guarantor shall comply with all applicable federal, state and local laws, ordinances, rules and regulations, including, but not limited to, all environmental laws, ordinances, rules and regulations and shall keep their real property free and clean of any liens imposed pursuant to such laws, ordinances, rules and regulations, and deliver to Bank such internally prepared information, reports and forms satisfactory to Bank, together with such other reports as Bank may reasonably request from time to time to establish compliance with such laws.

                 (k) Litigation. The Guarantor will during the term of this Guaranty, promptly furnish to the Bank, in writing, the details of all material litigation, legal or administrative proceedings, investigations or other actions of any nature affecting the Guarantor, and, upon request of the Bank, submit to the Bank the opinion of counsel to the Guarantor as to the merits thereof. For purposes of this covenant only, "material" shall be deemed to be any litigation, proceeding, investigation or other action threatened in an amount exceeding $50,000.

                 (l)  Subordination.   Except for payments on Subordinated
                 Indebtedness (as defined in the Subordination Agreement described herein) as allowed by the Subordination Agreement of even date between the Borrower, the Guarantor and the Bank ("Subordination Agreement") and advances for insurance, taxes or rent by the Guarantor for the benefit of the Borrower, subordinate any and all debt of the Borrower due to the Guarantor to monies or like obligations owed the Bank. The Guarantor may pay any such indebtedness in accordance with its terms so long as the Guarantor is not in default hereunder and will not become in default as a result of such payment under any indebtedness owed to the Bank.

                 (m) Tangible Net Worth. Guarantor agrees to maintain Tangible Net Worth of not less than Thirty Million and No/100 Dollars ($30,000,000) and a ratio of Debt to Tangible Net Worth of not more than 1.75 to 1.0. "Tangible Net Worth" shall include the amount of total assets excluding the amount of Intangible Assets minus the amount of total liabilities, exclusive of Subordinated Debt, if any. "Intangible Assets" shall include at book value, without limitation, leasehold improvements, goodwill, patents, copyrights, secret processes, deferred expenses relating to sales, general administrative, research and development expense, and all amounts due from any officer, employee, director, shareholder, member or Related Person. "Debt means all liabilities including but not limited to, accruals, deferrals, and capitalized leases, less Subordinated Debt, if any.

                 (n) Working Capital. Guarantor agrees to maintain net working capital (excess of Current Assets over Current Liabilities) of not less than Seven Million Five Hundred Thousand and no/100 Dollars ($7,500,000). "Current Assets" shall mean the sum of cash, marketable securities having a maturity of less than one (1) year, or which can be readily liquidated in less than one year, inventory at lower of cost or market, and ordinary trade accounts receivable excluding any amount due from any officer, employee, director, shareholder, member or Related Person. "Current Liabilities" shall include all indebtedness normally held as due within one
                 (1) year (exclusive of Subordinated Debt, if any), and any unsubordinated debt due to any officer, employee, director, shareholder, member or Related person.

                                   ARTICLE IV

                               FURTHER COVENANTS

         SECTION 4.1    Covenants and Agreements with Respect to Other
Indebtedness.   So long as the obligations of the Borrower to the Bank under the Reimbursement Agreement remain outstanding, the Guarantor agrees to comply with all covenants and agreements made in any and all instruments evidencing any Other Indebtedness owed or to be owed by Guarantor to the Bank.

                                   ARTICLE V

                            [INTENTIONALLY DELETED]

                                   ARTICLE VI

                               EVENTS OF DEFAULT

         SECTION 6. 1

                 (a) The occurrence of any of the following events shall be an event of default hereunder unless waived in writing by the Bank:

                      (i) Any representation or warranty made by the Guarantor pursuant hereto or in any financial data or other information now or hereafter delivered shall prove to have been incorrect in any material respect when made; or

                      (ii) If any principal, premium, if any, or interest or any other sums, owing by the Guarantor or any of them to the Bank, whether now existing or hereafter arising, are not paid when due, whether by acceleration or otherwise; or

                          (iii) The Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Guaranty (other than by reason of non-payment), after 30 days written notice having been given to the Guarantor by Bank; or

                          (iv) Any material provision of this Guaranty shall at any time for any reason cease to be valid and binding on the Guarantor, or shall be declared to be null and void, or the validity or enforceability thereof against the Guarantor shall be contested by the Guarantor or any governmental agency or authority, or the Guarantor shall deny that it has any or further liability or obligation under this Guaranty; or

                          (v) The default by the Guarantor in the due payment of any of its indebtedness for borrowed money in excess of $50,000 or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default shall be continued for the sooner to occur of a period of 30 days or the acceleration of such indebtedness; or

                          (vi) The entry against the Guarantor, of one or more judgments or decrees involving an aggregate liability of $50,000 or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than 20 days, whether or not consecutive; or the issuance and levy of a writ of attachment or garnishment against the property of the Guarantor, in an action claiming $50,000 or more, and which is not released or appealed and bonded in a manner satisfactory to the Bank; or

                          (vii) If the Guarantor, shall voluntarily suspend transaction of its business; or if the Guarantor shall make a general assignment for the benefit of creditors; or shall be the object of a petition under the United States Bankruptcy Code which is not dismissed within 30 days of the filing of such petition; or shall file a voluntary petition in bankruptcy or for a reorganization or to effect a plan or other arrangement with its creditors; or shall file an answer to a creditor's petition or other petition against it (admitting the material allegations thereof) for liquidation or adjustment of debts or for a reorganization; or shall apply for or permit the appointment of a receiver, trustee, or custodian for any substantial portion of its properties or assets; or if any order shall be entered by any court approving an involuntary petition seeking reorganization which is not dismissed within 30 days after entry; or if a receiver, trustee, or custodian shall be appointed for it or for any substantial portion of its property or assets; or if it becomes unable to meet its obligations as they mature; or

                          (viii) The occurrence of a default or an Event of Default under any of Operative Documents.

                                  ARTICLE VII

                                 MISCELLANEOUS

         SECTION 7.1 The obligations of the Guarantor hereunder shall arise absolutely and unconditionally upon the issuance of the Letter of Credit. The execution and delivery of this Guaranty shall not impair or diminish in any respect the obligations of the Guarantor under this Guaranty or the Operative Documents.

         SECTION 7.2 No delay or omission to exercise any right or power accruing upon any default, omission or failure or performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be expressly required herein or in the Operative Documents. In the event any provision contained in the Guaranty should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties to this Guaranty.

         SECTION 7.3 Guarantor waives any and all defenses, claims and discharges of the Borrower with respect to the indebtedness described in paragraph 2.1 above, except the defense of discharge by payment. Without limiting the generality of the foregoing, Guarantor will not assert, plead or enforce against the Bank any defense of waiver, release, discharge of bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability that may be available to Borrower or any other person liable in respect of any such indebtedness or any set-off available against Bank to the Borrower or any such other person, whether or not on account of a related transaction. Guarantor shall be liable for any deficiency remaining after foreclosure of or realization upon any security for all or part of the indebtedness described in paragraph 2.1 above, whether or not liability of the Borrower or any other obligor for the deficiency changed pursuant to statute or judicial decision.

         SECTION 7.4 If any payment applied by the Bank to the indebtedness described in paragraph 2.1 above is set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor) the indebtedness to which the payment was applied shall, for the purposes of this Guaranty, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such indebtedness as fully as if the Bank had not made the application.

         SECTION 7.5 The Guarantor agrees to indemnify the Bank and hold it harmless from and against any and all losses, expenses, damages, costs and reasonable attorneys' fees incurred by the Bank in connection with or as a result of the assertion of any and all claims for the return of monies (including the proceeds of any collateral received or applied by the Bank in partial or full payment of the indebtedness), including without limitation all such claims based upon allegations that monies so received by the Bank constituted trust funds under any applicable law or that the payment of such monies or the granting of such collateral to the Bank constituted a preference or a fraudulent transfer under the Bankruptcy Act or any other applicable law. This indemnity shall extend to and include all monies recovered from or paid over by the Bank as a result of such claim, regardless of the basis thereof, and all costs and expenses including reasonable attorneys' fees incurred by the Bank in investigating, evaluating and contesting such claims, regardless of the outcome.

         SECTION 7.6 The Guarantor represents and warrants that it has received and reviewed the Reimbursement Agreement between the Bank and the Borrower understands its terms and provisions, and the obligations of the Borrower which the Guarantor is guaranteeing hereby.

         SECTION 7.7 The Guaranty, with respect to the obligations referred to herein, constitutes the entire agreement, and supersedes all prior agreements and understanding, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts. each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         SECTION 7.8 The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Guaranty contained, shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

         SECTION 7.9 This Guaranty shall be construed under the laws of the State of Michigan.

         SECTION 7.10 Notices, if any, required to be given to any party hereunder shall be given to the parties at the addresses listed in and as provided in the Reimbursement Agreement and to the Guarantor at 1118 Centennial Way, Lansing, Michigan 48917, Attention: Vincent Shunsky.

         SECTION 7.11 This Agreement is personal to the parties hereto and is for their sole benefit and is not made for the express or implied benefit of any other person or entity.

         SECTION 7.12 This Guaranty shall bind the Guarantor, and its successors and assigns, and shall inure to the benefit of the Bank, its successors and assigns.

                                  ARTICLE VIII

                                  DEFINITIONS

         When used herein "Operative Documents" shall mean the Notes, the Indenture, the Reimbursement Agreement, the Mortgage, the Company Guaranty, the Personal Guaranty, and the Security Agreement and any other agreement or instrument securing or relating to any of the foregoing.

         The definitions contained in the Reimbursement Agreement are incorporated herein by reference unless otherwise defined herein.

         THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING





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THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR
THE INDEBTEDNESS.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of the date first above written.

                                        MAXCO, INC.


                                        By:
                                              --------------------------------
                                              Vincent Shunsky
                                        Its:  Vice President of Finance

ACCEPTED:

FIRST OF AMERICA BANK, N.A.

By:
     -----------------------------
     Timothy A. Salisbury
Its: Vice President






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